Exhibit 99.14

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Comparison of Other Service Providers”, “Financial Statements and Experts” and “Representations and Warranties” in the Proxy Statement and Prospectus and “Financial Statements” in the Statement of Additional Information of Next Gen Emerging Markets Portfolio (a portfolio within Morgan Stanley Institutional Fund, Inc.), which is included in this Registration Statement on Form N-14 of Morgan Stanley Institutional Fund, Inc.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of Morgan Stanley Institutional Fund, Inc. and Emerging Markets Small Cap Portfolio (one of the portfolios comprising Morgan Stanley Institutional Fund, Inc.), which were filed on Form N-1A with the Securities and Exchange Commission in Post-Effective Amendment Number 237 (File No. 033-23166) and 238 (File No. 811-05624), respectively, and are incorporated by reference in the Proxy Statement and Prospectus and Statement of Additional Information; the Prospectus and Statement of Additional Information of Morgan Stanley Institutional Fund, Inc. is also included in this Registration Statement on Form N-14.

We also consent to the incorporation by reference of our reports, dated February 26, 2021, on the financial statements and financial highlights of Next Gen Emerging Markets Portfolio (a portfolio within Morgan Stanley Institutional Fund, Inc.) and Emerging Markets Small Cap Portfolio (a portfolio within Morgan Stanley Institutional Fund, Inc.) included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2020 in the Registration Statement on Form N-14 of Morgan Stanley Institutional Fund, Inc.

/s/ ERNST & YOUNG LLP

June 1, 2021